Exhibit 10.29

(Form of)

NON-COMPETE AND
CONFIDENTIALITY AGREEMENT

The following agreement between SEALED AIR CORPORATION (“Sealed Air”) and                                                     (the “Employee”) is voluntarily entered into and replaces all previous agreements, if any, between the Employee and Sealed Air relating to the employment of the Employee, to the confidential affairs of Sealed Air and its subsidiaries (together called the “Company”), to inventions conceived or made by the Employee and to refraining from competition with the Company.  The Employee’s obligations under this Agreement are made in consideration of the employment of the Employee by the Company and the continuation thereof after this date during such time as may be mutually agreeable to the Company and the Employee, the compensation to be paid by the Company to the Employee in exchange for the Employee’s services, and the Company’s agreement to pay severance pay to the Employee under Section 7 of this Agreement.

The parties agree as follows:

1.             During employment with the Company, employees may have access to and become acquainted with information of a confidential, proprietary or secret nature which is or may be related in some way to the present or future business of the Company.  For example, trade secret information includes, but is not limited to, information of a technical nature, such as “know how,” formulae, secret processes or machines, inventions, and research projects, and matters of a business nature, such as information about costs, profits, markets, sales, lists of customers and vendors, and any other information of similar nature to the extent not available to the public, and plans for future development.  The Employee agrees that he or she will keep secret all confidential matters of the Company, including information received in confidence by the Company from others, and agrees not to disclose them to anyone outside the Company, either during or after employment with the Company, except upon written consent of the President or a corporate Vice President of Sealed Air.  The Employee further agrees to deliver promptly to the Company on termination of his or her employment with the Company, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, and any other documents and computer-accessible records of a confidential nature belonging to the Company, including all copies of such materials that the Employee may then possess or have under his or her control.

2.             Any and all discoveries, improvements and inventions, whether or not patentable (“Inventions”), that the Employee may conceive or make solely or jointly with others during the period of his or her employment with the Company or within one year thereafter shall be the sole and exclusive property of the Company, provided that such Inventions grew out of the Employee’s work with the Company, are related in any manner to the business (commercial or experimental) of the Company or are conceived or made on the Company’s time or with the use of the Company’s facilities or materials.  The Employee will promptly and fully disclose to the Company in writing all information he or she may possess relating to any and all such Inventions.

3.             The Employee agrees that any and all copyrightable works that the Employee may create in the course of providing services to the Company shall be the sole and exclusive property of the Company.

4.             The Employee will, whenever requested to do so by the Company during employment by the Company or thereafter, at the expense of the Company, render such reasonable assistance and execute and assign patent applications, patents, copyrights, copyright registrations and other instruments as the Company shall deem necessary or advisable in order to apply for, obtain and from time to time enforce United States patents or patents in foreign countries covering any such Inventions and to place in the Company or its nominees, the sole and exclusive right in and to such Inventions, patent applications, patents and copyrights.

5.             It is agreed and affirmed that the Employee is not bringing or disclosing to the Company, and will not in future bring or disclose, the secret or confidential information of others, including former employers, which he has agreed or is otherwise bound not to disclose.

6.             While employed, and during and for two years following termination of the Employee’s employment by the Company, the Employee shall not, without the written consent of the President or a corporate Vice President of Sealed Air, (i) either directly or indirectly compete with or in any way engage his or her talents for the benefit of a competitor of the Company in any capacity related directly or indirectly to any aspect of his or her past, present or future employment with the Company or (ii) act as an officer, director, employee, consultant, partner or stockholder owning more than five percent of a corporation, business or enterprise that is in the business of designing, developing, manufacturing, selling, servicing or promoting a product that competes with any of the products manufactured, sold or under development by the Company during the Employee’s employment by the Company.  The Employee acknowledges and represents that his or her background and experience adequately qualify him or her to engage in other profitable lines of endeavor and that he or she will not be subject to undue hardship by reason of this non-competition commitment.  The Company, at its sole discretion, may elect to release the Employee from his or her obligations under this Section 6 after termination of employment by the Company, which election shall be provided in writing signed by the President or a corporate Vice President of Sealed Air no later than 60 days after the termination of the Employee’s employment with the Company.

7.             If the Employee’s employment with the Company is terminated by the Company for any reason other than gross misconduct after he or she has been employed by the Company for a period of two months or more, the Employee shall be entitled, upon such termination, to severance pay equal in amount to (i) one-twelfth of the annual salary rate at which he or she was paid immediately preceding such termination, if such termination occurs within the first year of employment, or (ii) one-sixth of the annual salary rate at which he or she was paid immediately preceding such termination, if such termination occurs thereafter.  If the Company elects to release the Employee’s obligations described in Section 6 after termination of the Employee’s employment with the Company, however, then the Company shall have no obligation to pay to the Employee any severance pay under this Section 7.

8.             {Note:  The following provision appears in the agreement as signed by Mr. Crosier:  This Agreement shall be governed by the laws of the state in which the Company facility is located where the Employee reported upon termination or, if still employed, where the Employee presently reports, without reference to principles of conflicts of law, regardless of the jurisdiction in which any action or proceeding may be instituted.  If the Employee is an expatriate, this Agreement shall be governed by the laws of the state of New Jersey.} {Note:  The following provision appears in the agreement as signed by Mr. Kelsey:  This Agreement and performance hereunder and all suits and proceedings hereunder shall be construed in accordance with and under the substantive laws of the state in which the Company facility is located where the Employee will work initially (or, if the Employee does not work at a Company facility, to which the Employee reports initially) without reference to principles of conflicts of law, regardless of the jurisdiction in which any action or proceeding may be instituted.}  If any of the provisions of this Agreement are held to be invalid or unenforceable, such holding shall not affect the remainder of the provisions of this Agreement, which shall be given full effect without regard to the invalid portions.  If the Employee should violate any of these provisions, then along with any other rights and remedies that the Company may have, the Company also shall be entitled to refuse to pay any separation pay that remains to be paid and to recover from the Employee any separation pay that has already been paid.

9.             The existence of any claim or cause of action which the Employee may have against the Company, whether related to this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants in this Agreement.

10.           This Agreement shall inure to the benefit of the Company’s successors and assigns.

11.           This Agreement constitutes the entire understanding concerning the subject matter in it, and it shall not be changed or terminated, in whole or in part, except by a written document duly executed on behalf of the Company by the President or a corporate Vice President of Sealed Air.

12.           This Agreement is being executed in duplicate originals and the Employee acknowledges receipt of one such duplicate original.

13.           THE EMPLOYEE UNDERSTANDS AND AGREES THAT EMPLOYMENT WITH THE COMPANY MAY BE TERMINATED AT WILL AND THAT THERE IS NO OBLIGATION ON THE PART OF THE EMPLOYEE TO WORK FOR THE COMPANY NOR FOR THE COMPANY TO EMPLOY THE EMPLOYEE FOR ANY FIXED PERIOD OF TIME.  THE EMPLOYMENT OF THE EMPLOYEE MAY BE TERMINATED AT ANY TIME WITH OR WITHOUT CAUSE.  NO EXPECTANCY OF CONTINUED EMPLOYMENT IS CREATED REGARDLESS OF THE LENGTH OF OR SATISFACTORY SERVICE BY THE EMPLOYEE.  NOTHING HAS BEEN EXPRESSED OR IMPLIED TO THE EMPLOYEE TO THE CONTRARY BY THE COMPANY.  ANY CHANGE IN THE “AT WILL” STATUS OF THE EMPLOYEE CONTRARY TO THIS SECTION 13 MUST BE IN WRITING AND SIGNED BOTH BY THE EMPLOYEE AND BY EITHER THE PRESIDENT OR A CORPORATE VICE PRESIDENT OF SEALED AIR.

SEALED AIR CORPORATION
Employee’s name

By:
Employee’s signature
Title:

Date:
Date

NOTICE TO EMPLOYEES IN THE STATE OF CALIFORNIA

The provisions of Sections 2 and 4 of this confidentiality agreement requiring you to disclose to the Company and assign rights to certain Inventions to the Company do not apply to any invention which qualifies fully under the provisions of Section 2870 and 2871 of the California Labor Code.  The provisions of Section 6 of this agreement shall become effective in California and be enforceable only to the extent permitted by Section 16600 of the Business and Professions Code.

NOTICE TO EMPLOYEES IN THE STATE OF WASHINGTON

The provisions of Sections 2 and 4 of this agreement do not apply to any invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on your own time, unless

(a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or

(b) the invention results from any work performed by you for the employer.